Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on the Form S-8 of our report dated March 30, 2026, relating to the consolidated financial statements of Corvex, Inc. as of and for the year ended December 31, 2025 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

/s/ RBSM LLP

RBSM LLP

Larkspur, California

July 1, 2026

New York, NY Washington, D.C. Mumbai & Pune, India San Francisco, CA

Houston, TX Boca Raton, FL Las Vegas, NV Beijing, China Athens, Greece

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